UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event

reported) May 9, 2013

Build-A-Bear Workshop, Inc.

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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63114 ------------------ (Zip Code)

(314) 423-8000

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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 9, 2013. The following proposals were submitted by the Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal I.     Election of Directors

The following three directors were nominated to serve for three-year terms expiring at the 2016 annual meeting of stockholders or until their successors are duly elected and qualified. The three directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
Mary Lou Fiala	8,944,213	1,773,340	3,956,982
James M. Gould	10,546,404	171,149	3,956,982
Thomas Pinnau	8,924,191	1,793,362	3,956,982

Proposal II.     Ratification of Appointment of Independent Accountants

The stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
14,580,479	82,188	11,868	—

Proposal III.     Advisory Vote Approving Executive Compensation

The stockholders were asked to approve the executive compensation as disclosed in the Compensation Discussion and Analysis included in the Company’s Proxy Statement pursuant to the compensation disclosure rules of the United States Securities and Exchange Commission. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
10,445,754	67,376	204,423	3,956,982

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: May 10, 2013	By:	/s/ Tina L. Klocke
Name: Tina L. Klocke
Title: Chief Operations and Financial Bear,
Treasurer and Secretary